EXHIBIT 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
October 13, 2009	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO) or Tom Vann (CEO)
Phone: (252) 946-4178
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports September 30, 2009 Quarterly and Nine Months Earnings

Washington, North Carolina - First South Bancorp, Inc.  (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its earnings for the quarter ended September 30, 2009 (unaudited) and its earnings for the nine months ended September 30, 2009 (unaudited).

Net income was $1.8 million ($0.18 per share diluted) for both the 2009 third quarter and the linked 2009 second quarter, compared to $2.1 million ($0.21 per share diluted) for the 2008 third quarter. Net income for the first nine months of 2009 was $5.5 million ($0.57 per share diluted), compared to net income of $9.0 million ($0.93 per share diluted) for the first nine months of 2008.

The Bank recorded provisions for credit losses of $1.3 million in the 2009 third quarter and $1.7 million in both the linked 2009 second quarter and the comparative 2008 third quarter. Credit loss provisions were necessary to replenish net charge-offs and strengthen the allowance for credit losses at levels the Bank believes is adequate to absorb probable losses in the loan portfolio. The allowance for credit losses was $12.6 million at September 30, 2009, representing 1.8% of total loans and leases.

 “The increase in our allowance for credit losses over the past several quarters is the result of our internal risk grading analysis and is primarily attributable to our commercial real estate portfolio,” said Bill Wall, executive vice president and chief financial officer. “We have taken a conservative posture in our provisioning for credit losses as we continue to aggressively manage problem assets.  We believe the current level of our allowance for credit losses is adequate, however, there is no assurance in the future that regulators, increased risks in the loan portfolio, or changes in economic conditions will not require additional adjustments to the allowance for credit losses” said Wall.

“The Company remains profitable, continues to maintain a strong capital position in excess of the well-capitalized regulatory guidelines, and combined with strengthening of the allowance for credit losses should enhance our future earnings when economic conditions improve,” stated Wall.

Net interest income increased to $8.3 million for the 2009 third quarter from $7.9 for the linked 2009 second quarter, compared to $9.0 million for the 2008 third quarter. The increase in net interest income in the current quarter has been influenced by deposit repricing and the rollover of maturing time deposits at lower interest rates. The net interest spread was 4.1% for the 2009 third quarter, 3.8% for the linked 2009 second quarter and 4.2% for the comparative 2008 third quarter.

Total non-interest income was $2.4 million for the 2009 third quarter, $3.2 million for the linked 2009 second quarter and $2.4 million for the 2008 third quarter.  The Bank maintained a consistent level of revenue across both loan and deposit service offerings as loan fees, deposit fees and service charges and servicing fee income was $2.0 million in the 2009 third quarter and $2.1 million in both the linked 2009 second quarter and the comparative 2008 third quarter.

Net gains recognized from the sale mortgage loans, mortgage-backed securities and investment securities was $247,000 in the 2009 third quarter, $883,000 in the linked 2009 second quarter and $136,000 in the comparative 2008 third quarter.

Total non-interest expense was $6.5 million for both the 2009 third quarter and the linked 2009 second quarter, compared to $6.3 million for 2008 third quarter.  Compensation and fringe benefits, the largest component of non-interest expense, has remained relatively consistent at $3.5 million for the 2009 third quarter, $3.6 million for the linked 2009 second quarter, and $3.4 million for the comparative 2008 third quarter, reflecting the Bank’s efforts of managing its human resources cost. FDIC insurance premiums were $275,000 for the 2009 third quarter, $540,000 for the linked 2009 second quarter (reflecting the FDIC’s $400,000 mandatory 5 basis point special assessment), and $109,000 for the comparative 2008 third quarter.

Total assets were $855.9 million at September 30, 2009, compared to $875.9 million at December 31, 2008. Total loans declined to $681.7 million at September 30, 2009 from $744.7 million at December 31, 2008.   Mortgage-backed securities increased to $86.3 million at September 30, 2009 from $32.8 million at December 31, 2008, reflecting the securitization of certain mortgage loans during 2009.  Cash, interest bearing deposits and investment securities was $46.7 million at September 30, 2009 and $63.3 million at December 31, 2008.

Nonaccrual loans declined to $7.1 million at September 30, 2009 from $10.7 million at December 31, 2008, reflecting management’s efforts of managing problem assets and improving credit quality.  Management believes it has thoroughly evaluated its nonaccrual loans and they are either well collateralized or adequately reserved.

Other real estate owned increased to $12.5 million at September 30, 2009 from $7.7 million at December 31, 2008, reflecting a rise in foreclosures of certain real estate properties during 2009. Based on fair value analysis, the Bank believes the adjusted carrying values of these real estate properties are representative of their fair market values, although there are no assurances that the ultimate sales prices will be equal to or greater than the carrying values.

Total deposits declined to $709.9 million at September 30, 2009 from $716.4 million at December 31, 2008, while borrowings declined to $39.0 million at September 30, 2009 from $52.6 million at December 31, 2008.  The cost of funds for the 2009 third quarter improved to 2.0%, from 2.3% for the linked 2009 second quarter and 2.7% for the comparative 2008 third quarter. The Bank has been able to improve its cost of funds by the combination of pricing new deposits, the renewal of maturing time deposits and the repositioning of borrowings within the current lower interest rate environment.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company. Securities brokerage services are made available through an affiliation with an independent broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 28 full service branch offices and two loan production offices located throughout central, eastern, northeastern and southeastern North Carolina.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com.  The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

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First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	September 30	December 31
	2009	2008
Assets	(unaudited)

Cash and due from banks	$16,426,912	$20,888,676
Interest-bearing deposits in financial institutions	24,882,380	5,831,683
Investment securities - available for sale	5,431,669	36,563,646
Mortgage-backed securities - available for sale	85,677,465	31,995,157
Mortgage-backed securities - held for investment	597,170	832,221
Loans and leases receivable, net:
Held for sale	7,395,152	5,566,262
Held for investment	674,301,261	739,165,035
Premises and equipment, net	8,608,313	9,049,929
Real estate owned	12,474,026	7,710,560
Federal Home Loan Bank of Atlanta stock, at cost
which approximates market	3,889,500	3,658,600
Accrued interest receivable	3,425,955	3,786,760
Goodwill	4,218,575	4,218,576
Mortgage servicing rights	1,247,265	1,005,725
Identifiable intangible assets	141,480	165,060
Prepaid expenses and other assets	7,216,244	5,417,231

Total assets	$855,933,367	$875,855,121

Liabilities and Stockholders' Equity

Deposits:
Demand	$220,017,625	$223,365,542
Savings	23,407,287	26,555,881
Large denomination certificates of deposit	236,658,259	207,102,876
Other time	229,768,022	259,402,497
Total deposits	709,851,193	716,426,796
Borrowed money	39,040,146	52,558,492
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	9,451,493	8,738,808
Total liabilities	768,652,832	788,034,096

Common stock, $.01 par value, 25,000,000 shares authorized;
11,254,222 issued; 9,740,596 shares outstanding	97,406	97,381
Additional paid-in capital	35,842,550	35,924,426
Retained earnings, substantially restricted	82,549,803	82,867,095
Treasury stock at cost	(32,194,216)	(32,247,365)
Accumulated other comprehensive income, net	984,992	1,179,488
Total stockholders' equity	87,280,535	87,821,025

Total liabilities and stockholders' equity	$855,933,367	$875,855,121

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008

Interest income:
Interest and fees on loans	$11,162,577	$13,379,203	$34,428,527	$42,721,576
Interest and dividends on investments and deposits	1,033,088	1,010,107	2,779,797	3,269,998
Total interest income	12,195,665	14,389,310	37,208,324	45,991,574

Interest expense:
Interest on deposits	3,537,810	4,864,737	11,815,289	16,556,440
Interest on borrowings	293,355	399,500	974,106	1,194,757
Interest on junior subordinated notes	90,658	146,960	307,966	487,915
Total interest expense	3,921,823	5,411,197	13,097,361	18,239,112

Net interest income	8,273,842	8,978,113	24,110,963	27,752,462
Provision for credit losses	1,260,000	1,744,916	4,480,000	2,893,600
Net interest income after provision for credit losses	7,013,842	7,233,197	19,630,963	24,858,862

Non-interest income:
Fees and service charges	1,835,435	1,897,939	5,477,372	5,879,783
Loan servicing fees	173,967	163,967	496,795	490,496
Gain (loss) on sale of real estate, net	(86,875)	(3,664)	(161,323)	96,837
Gain on sale of mortgage loans	247,189	108,316	935,291	512,544
Gain on sale of mortgage-backed securities	-	27,626	-	97,537
Gain on sale of investment securities	-	-	917,866	-
Other income	231,313	246,401	768,081	857,348
Total non-interest income	2,401,029	2,440,585	8,434,082	7,934,545

Non-interest expense:
Compensation and fringe benefits	3,524,025	3,401,733	10,523,200	10,440,902
Federal insurance premiums	274,908	109,413	955,117	153,190
Premises and equipment	451,967	500,037	1,371,822	1,512,625
Advertising	37,155	23,637	100,171	86,941
Payroll and other taxes	330,426	276,201	1,017,520	970,764
Data processing	625,837	686,707	1,829,505	1,953,777
Amortization of intangible assets	122,003	103,108	371,334	331,910
Other	1,164,154	1,221,041	2,877,064	2,727,470
Total non-interest expense	6,530,475	6,321,877	19,045,733	18,177,579

Income before income taxes	2,884,396	3,351,905	9,019,312	14,615,828

Income taxes	1,122,727	1,296,251	3,493,246	5,647,470

Net income	$1,761,669	$2,055,654	$5,526,066	$8,968,358

Per share data:
Basic earnings per share	$0.18	$0.21	$0.57	$0.93
Diluted earnings per share	$0.18	$0.21	$0.57	$0.93
Dividends per share	$0.20	$0.20	$0.60	$0.60
Weighted average shares-Basic	9,738,475	9,751,221	9,738,225	9,719,512
Weighted average shares-Diluted	9,738,550	9,768,515	9,738,250	9,743,727

First South Bancorp, Inc.	Supplemental Quarterly Financial Data (Unaudited)

	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Consolidated balance sheet data:	(dollars in thousands except per share data)
Total assets	$855,933	$886,192	$875,850	$875,855	$888,633
Loans receivable (net):
Mortgage	49,944	53,537	60,132	46,252	44,035
Commercial	528,216	547,904	566,706	585,893	590,212
Consumer	92,809	94,749	98,292	101,180	102,929
Leases	10,727	9,717	10,692	11,406	12,546
Total	681,696	705,907	735,822	744,731	749,722

Cash and investments	46,741	57,342	50,867	63,284	69,176
Mortgage-backed securities	86,275	81,596	51,100	32,827	32,503
Premises and equipment	8,608	8,714	8,866	9,050	9,234
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,247	1,230	1,079	1,006	1,076

Deposits:
Savings	23,407	24,730	26,561	26,556	18,249
Checking	220,018	225,647	224,249	223,366	229,271
Certificates	466,426	480,634	469,624	466,505	475,350
Total	709,851	731,011	720,434	716,427	722,870

Borrowings	39,040	49,695	49,606	52,558	57,772
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	87,281	86,708	87,785	87,821	86,824

Consolidated earnings summary:
Interest income	$12,196	$12,442	$12,571	$13,372	$14,389
Interest expense	3,922	4,546	4,629	5,078	5,411
Net interest income	8,274	7,896	7,942	8,294	8,978
Provision for credit losses	1,260	1,700	1,520	1,150	1,745
Noninterest income	2,401	3,212	2,821	2,149	2,441
Noninterest expense	6,530	6,513	6,002	5,987	6,322
Income taxes	1,123	1,135	1,236	1,287	1,296
Net income	$1,762	$1,760	$2,005	$2,019	$2,056

Per Share Data:
Earnings per share-Basic	$0.18	$0.18	$0.21	$0.21	$0.21
Earnings per share-Diluted	$0.18	$0.18	$0.21	$0.21	$0.21
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20
Book value per share	$8.96	$8.90	$9.01	$9.02	$8.92

Average shares-Basic	9,738,475	9,738,096	9,738,096	9,738,096	9,751,221
Average shares-Diluted	9,738,550	9,738,096	9,738,096	9,743,987	9,768,515

	9/30/2009	6/30/2009	12/31/2008	12/31/2008	9/30/2008
	(dollars in thousands except per share data)
Performance ratios:
Yield on earning assets	6.09%	6.10%	6.19%	6.57%	6.93%
Cost of funds	2.03%	2.32%	2.37%	2.59%	2.71%
Net interest spread	4.06%	3.78%	3.82%	3.98%	4.22%
Net interest margin on earning assets	4.13%	3.87%	3.91%	4.08%	4.32%
Earning assets to total assets	92.38%	92.43%	92.79%	92.29%	92.03%

Return on average assets	0.81%	0.80%	0.91%	0.92%	0.92%
Return on average equity	8.06%	7.98%	9.07%	9.19%	9.37%
Efficiency ratio	61.10%	58.57%	55.70%	57.25%	55.30%
Dividend payout ratio	111.11%	111.11%	95.24%	95.24%	95.24%

Average assets	$867,976	$881,307	$878,795	$879,864	$898,349
Average earning assets	$801,625	$816,210	$812,831	$813,993	$830,759
Average equity	$87,418	$88,240	$88,443	$87,876	$87,737

Equity/Assets	10.20%	9.78%	10.02%	10.02%	9.77%
Tangible Equity/Assets	9.69%	9.29%	9.52%	9.53%	9.28%

Asset quality data and ratios:
Nonaccrual loans	$7,132	$7,609	$6,940	$10,727	$8,510
Restructured loans	$4,304	$4,304	$4,276	$4,275	$4,017
Total nonperforming loans	$11,436	$11,913	$11,216	$15,002	$12,527
Other real estate owned	$12,474	$10,408	$10,573	$7,711	$6,987
Total nonperforming assets	$23,910	$22,321	$21,789	$22,713	$19,514

Allowance for loan and lease losses	$12,318	$11,726	$10,878	$11,618	$11,284
Allowance for unfunded loan commitments	$269	$269	$312	$340	$378
Allowance for credit losses	$12,587	$11,995	$11,190	$11,958	$11,662

Allowance for loan and lease losses to loans	1.77%	1.63%	1.45%	1.53%	1.48%
Allowance for unfunded loan commitments
to unfunded commitments	0.29%	0.28%	0.30%	0.29%	0.28%
Allowance for credit losses to loans	1.81%	1.67%	1.50%	1.58%	1.53%

Net charge-offs (recoveries)	$668	$894	$2,288	$854	$431
Net charge-offs (recoveries) to loans	0.098%	0.127%	0.311%	0.115%	0.057%
Nonperforming loans to loans	1.68%	1.69%	1.52%	2.01%	1.67%
Nonperforming assets to assets	2.79%	2.52%	2.49%	2.59%	2.20%
Loans to deposits	96.03%	96.57%	102.16%	103.95%	103.71%
Loans to assets	79.64%	79.66%	84.03%	85.03%	84.37%
Loans serviced for others	$281,935	$268,266	$254,195	$255,510	$259,326